Exhibit 23.1

CONSENT OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated February 4, 2005, accompanying the consolidated financial statements of First Security Group, Inc. and subsidiary and our report dated April 29, 2005, on management’s assessment of the effectiveness of internal control over financial reporting contained in this Registration Statement and Prospectus. We also consent to the reference to us as it appears under the caption “Experts.”

/s/ Joseph Decosimo and Company, PLLC

Chattanooga, Tennessee

June 10, 2005